Exhibit 32.1

AMPIO PHARMACEUTICALS, INC.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended June 30, 2020 (the “Report”) by Ampio Pharmaceuticals, Inc. (the “Company”), each of the undersigned hereby certifies to his knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Ay 10
Dated: July 31, 2020	/s/ Michael Macaluso
Michael Macaluso
Chairman and Chief Executive Officer

Dated: July 31, 2020	/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer, Treasurer and Secretary